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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                MORTONS RESTAURANT GROUP, INC.
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                 (Name of Registrant as Specified In Its Charter)

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           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)
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Payment of Filing Fee (Check the appropriate box):

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
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           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           (4)  Proposed maximum aggregate value of transaction:
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
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                                     [LOGO]

                        MORTON'S RESTAURANT GROUP, INC.
                            3333 New Hyde Park Road
                         New Hyde Park, New York 11042

                                 July 16, 2002

Dear Morton's Stockholder:

    TIME IS SHORT: TO ENSURE THAT YOUR VOTE IS COUNTED IN FAVOR OF RECEIVING $17.00 PER SHARE IN CASH, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.

                             $17.00 CASH PER SHARE

    On July 15, 2002, Castle Harlan increased its offer for Morton's to $17.00 cash per share--the result of an active bidding process involving an affiliate of Carl C. Icahn. The competing bids followed an open, fair and thorough year-long effort to address stockholders' desire for liquidity and value realization.

    Castle Harlan's $17.00 per share cash offer represents:

    - A premium of 49% over the closing market price of $11.44 on March 25, 2002, the last full trading day before the parties entered into the original merger agreement, and a premium of 158% over the closing market price of $6.60 on February 14, 2002, the last full trading day before Castle Harlan submitted its initial proposal to acquire Morton's; and

    - Certain value, with significantly increased likelihood of completion soon after approval by stockholders.

    No higher offer has emerged after contact with over 30 potential buyers, including Mr. Icahn, led by an independent Special Committee of the Board of Directors.

    You may receive additional proxy materials from persons other than the Company. TO ENSURE THAT, AT THE SPECIAL MEETING OF STOCKHOLDERS SCHEDULED FOR JULY 23, 2002, YOUR VOTE IS COUNTED IN FAVOR OF RECEIVING $17.00 PER SHARE IN CASH, WE URGE YOU TO SIGN, DATE AND RETURN ONLY THE WHITE PROXY CARD.

    If you have already returned your WHITE proxy card voting FOR approval of the merger, please accept our sincere thanks for your support, and there is no need for you to do anything further at this time to vote in favor of the merger at the increased price. If you have not already returned your WHITE proxy card or if you have previously voted AGAINST or to ABSTAIN with respect to the earlier Castle Harlan offer, WE URGE YOU TO IMMEDIATELY VOTE FOR APPROVAL OF THE MERGER IN LIGHT OF THE ENHANCED CASTLE HARLAN OFFER AND TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

    If you have any questions or need assistance in voting your shares, please call Georgeson Shareholder Communications at (866) 300-8590. This toll-free stockholder assistance number is staffed Monday through Friday from 9:00 a.m. until 8:00 p.m. (Eastern Daylight Time).

                                          Sincerely,

                                          /s/ Allen J. Bernstein

                                          Allen J. Bernstein
                                          Chief Executive Officer